Exhibit 3.49

BYLAWS

OF

MARKETING ANALYTICS, INC.

an Illinois corporation

(Adopted May 16, 2002)

ARTICLE I

OFFICES

The corporation may have offices at such places either within or without the State of Illinois as the board of directors may from time to time appoint or as the business of the corporation may require.

The registered office of the corporation required to be maintained in the State of Illinois by the Illinois Business Corporation Act of 1983, as such Act may be amended from time to time (the “Act”), may be, but need not be, identical with the business office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

SHAREHOLDERS

2.1 Annual Meeting. The annual meeting of the shareholders shall be held on the first business day in June each year, or at such time as the board of directors may, by resolution, fix, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.2 Special Meetings. Special meetings of the shareholders may be called by the chief executive officer, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

2.3 Place of Meeting. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of any special meeting called by the shareholders. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois except as otherwise provided in these bylaws.

2.4 Notice of Meetings. Notice of shareholder meetings shall be made as required by the Act.

2.5 Meeting of All Shareholders. If all of the shareholders entitled to vote on a matter shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting corporate action may be taken on all matters for which all the shareholders entitled to vote thereon are present.

2.6 Fixing of Record Date. Record dates for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, may be made in accordance with the Act.

2.7 Quorum. Unless otherwise provided in the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders; provided that if less than a quorum are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Act, the articles of incorporation or these bylaws.

2.8 Voting of Shares. Except as provided by law or in the articles of incorporation, (a) each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders and (b) the holders of shares of various classes, if more than one class of share shall exist, shall vote together as one class.

2.9 Voting of Shares by Certain Holders. Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

2.10 Voting By Ballot. Voting on any question or in any election may be by a vote by speech unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

2.11 Inspectors. The Board of Directors may appoint one or more inspectors for any meeting of shareholders.

ARTICLE III

DIRECTORS

3.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be at least one and no more than five. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

3.3 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

3.4 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chief executive officer or any director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

3.5 Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally, by overnight delivery service, by facsimile or by electronic mail to each director at his or her address or electronic mail address as it appears on the records of the corporation. Such notice shall be deemed to be delivered when received, if delivered personally or by overnight delivery service or when confirmation of receipt is received by the sender, if sent by facsimile or electronic mail.

3.6 Quorum. A quorum of directors will be determined in accordance with the Act, provided, that if a quorum is not present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.7 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the vote of a greater number is required by the Act, the articles of incorporation or these bylaws.

3.8 Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled as provided in the Act; provided, that if a director is elected by a class or series of shares of the corporation, the director appointed to fill a vacancy shall be approved by the holders of a majority of the shares entitled to vote with respect to the election of the director whose board seat was vacated.

3.9 Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors the directors may be paid for their expenses, if any, of attendance at each meeting of the board.

3.10 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent to the secretary of the corporation in a manner described in Section 3.5 of these bylaws within forty-eight hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.11 Committees. A majority of the directors may create one or more committees, appoint members of the board to serve on the committee or committees, and delegate the authority of the board of directors to a committee, subject to any restrictions in the Act, the articles of incorporation or these bylaws. Each committee shall have one or more members, who serve at the pleasure of the board.

ARTICLE IV

OFFICERS

4.1 Number. The officers of the corporation shall be a chief executive officer, a president, a chief financial officer and a secretary, each of whom shall be elected by the board of directors, and such vice-presidents, assistant treasurers, assistant secretaries or other officers (the number thereof to be determined by the board of directors) as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

4.3 Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

4.5 The Chief Executive Officer. The chief executive officer shall be responsible for the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to execute bonds, mortgages, deeds, contracts and other documents on behalf of the corporation. The chief executive officer may vote all shares of stock of any other corporation standing in the name of the corporation, except where the voting thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation; and in general shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the board of directors from time to time. The chief executive officer shall have general powers of supervision and management of the business of the corporation and shall be the final arbiter of all differences between officers of the corporation. The chief executive officer’s decision as to any matter affecting the officers of the corporation shall be final and binding as between the officers of the corporation, subject only to the board of directors of the corporation.

4.6 The President. The president shall be the principal operating officer of the corporation. In accordance with the policies and objectives prescribed by the board of directors and the chief executive officer, and under the general supervision of the chief executive officer, the president shall establish operating procedures for and administer and direct, all aspects of the corporation’s operations. In the absence of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the president shall preside at meetings of the stockholders and directors and shall have and exercise the duties of the Chairman of the Board. The president shall have the power to execute bonds, deeds, mortgages, contracts and other documents on behalf of the corporation and to vote all shares of stock of any other corporation standing in the name of the corporation, except where the voting thereof shall be exclusively delegated by the board of directors to some other officer or agent of the corporation. In addition, the president shall have the power to execute documents where by law the signature of the president is required. In general, the president shall have all powers and shall perform all duties usually vested in the office of the president of a corporation.

4.7 The Chief Financial Officer. The chief financial officer shall be the principal financial officer of the corporation. Within the policies and objectives prescribed by the board of directors and under the general supervision of the president, the chief financial officer shall oversee all financial aspects of the corporation and have the responsibility and authority for the formulation and execution of the policies relating to, and the administration of, such activities.

4.8 The Vice Presidents. The corporation may have one or more vice presidents. The vice president (or in the event there be more than one vice president, each of the vice presidents) shall assist the president in the discharge of the president’s duties as the president may direct and shall perform such other duties as from time to time may be assigned to the vice president by the president or by the board of directors. In the absence of the president or in the event of the president’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these bylaws, the vice president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

4.9 The Secretary. The secretary shall: (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records of the corporation; (d) keep a register of the post office address and other available contact information of each shareholder and director which shall be furnished to the secretary by such shareholder or director; (e) have general charge of the stock transfer books of the corporation; (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the board of directors; (g) have the authority to certify the bylaws, resolutions of the shareholders and the board of directors and committees thereof , and other corporate documents, as true and correct copies thereof; and (h) in general perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

4.10 The Treasurer. The treasurer shall (a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. The treasurer shall, if required by the board of directors, give a bond for the faithful discharge of his or her duties in such sums and with such sureties as the board of directors shall determine.

4.11 Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the board of directors or the president, and in the event of the absence, inability or refusal to act of the secretary or the treasurer, the assistant secretaries and assistant treasurers (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the secretary or the treasurer, respectively. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

4.12 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS AND CHECKS

5.1 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed or otherwise authenticated by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Certificates for Shares. The issued shares of the corporation shall be represented in such form as may be determined by the board of directors and may be uncertificated shares. If used, certificates shall be signed by the president (or by a vice-president, if the corporation has such officer), and by the secretary or an assistant secretary of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares, whether certificated or uncertificated, are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled. No shares shall be transferred on the books of the corporation and no new certificate shall be issued until the former certificate, if any, for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

6.2 Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, if such certificate was issued. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be determined by the board of directors.

ARTICLE VIII

DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares or any class thereof in the manner and upon the terms and conditions provided by law and the articles of incorporation. The board of directors may authorize, and the corporation may make, other distributions to its shareholders, subject to any restrictions in the articles of incorporation or imposed by law.

ARTICLE IX

WAIVER OF NOTICE

Whenever notice is required to be given by law, the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE X

SEAL

The corporation may have a corporate seal, which shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors.

ARTICLE XI

INDEMNIFICATION

11.1 Right to Indemnification. Directors and officers of the corporation shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding (including civil, criminal, administrative or investigative proceedings or any settlements thereof) arising out of or in connection with their service to the corporation or to another organization at the corporation’s request; and without limiting the generality of the foregoing to the same extent as it is expressly given the power to do so by the Act.

11.2 Indemnification of Employees and Agents. The corporation may, to the extent authorized at any time from time to time by the board of directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

11.3 Expenses. Expenses incurred with respect to any threatened, pending or contemplated action, suit or proceeding to which this Article XI may apply may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by the person to repay such amount or amounts if and when it shall be ultimately determined, in accordance with Illinois law, that he or she is not entitled to indemnification.

11.4 Miscellaneous. The provisions of this Article XI shall be applicable to actions or proceedings commenced on or settled prior to or after the adoption hereof (whether the service to the corporation in connection with which such actions or proceedings arise shall have occurred prior to or after the adoption hereof), and to persons who have ceased to be directors, officers, employees or agents of the corporation, and shall inure to the benefit of their heirs, executors and administrators. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, statute, bylaw of the corporation or otherwise. It shall be conclusively presumed that every person entitled to indemnification under this Article XI served the corporation in reliance thereon. The revocation or modification of this Article XI shall have absolutely no adverse effect upon the rights of any person which, aside from said revocation or modification, may arise or shall have then arisen out of or in connection with his or her service to or at the request of the corporation prior to said revocation or modification.

ARTICLE XII

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted at any meeting of the board of directors or at any meeting of the shareholders by a majority vote of the issued and outstanding shares of each class voting in accordance with the provisions contained in the articles of incorporation, but no bylaw adopted by the shareholders may be altered, or repealed by the board of directors.